Exhibit 99

NEWS RELEASE

For Immediate Release

Investor Contact: Wendy Wilson 262-636-8434 w.wilson@na.modine.com
Media Contact: Lori Stafford 262-636-1001 l.stafford@na.modine.com

Modine Manufacturing Company Announces Dividend

Racine, WI, May 17, 2006 - Modine Manufacturing Company (NYSE: MOD), a global leader in designing and developing heating and cooling solutions for a diversified group of markets announced today that its Board of Directors declared a quarterly dividend of $0.175 per share on outstanding common stock, payable June 9, 2006 to all shareholders of record May 30, 2006.

Founded in 1916, with fiscal 2006 revenues from continuing operations of approximately $1.6 billion, Modine specializes in thermal management systems and components, bringing highly engineered heating and cooling technology and solutions to diversified global markets. Modine products are used in light, medium and heavy-duty vehicles, HVAC (heating, ventilating, and air conditioning) equipment, industrial equipment, refrigeration systems, fuel cells, and electronics. Based in Racine, Wisconsin, the company has more than 8,200 employees at 34 facilities in 15 countries worldwide. For information about Modine, visit www.modine.com.

This news release contains statements, including information about future financial performance, accompanied by phrases such as “believes,” “estimates,” “expects,” “plans,” “anticipates,” “will,” “intends,” and other similar “forward-looking” statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine’s actual results, performance or achievements may differ materially from those expressed or implied in these statements, because of certain risks and uncertainties, are identified on page 36 of the Company’s 2005 Annual Report to Shareholders and other recent Company filings with the Securities and Exchange Commission. Specifically, this news release contains forward-looking statements regarding the benefits of the proposed transaction and incremental business. These forward-looking statements are particularly subject to a number of risks and uncertainties, including international economic changes and challenges; continued market acceptance and demand for the acquired business’s products and technologies, achievement and adherence to product quality standards equivalent to those experienced by the company in its current manufacturing facilities and the ability of Modine to integrate the acquired operations, achieve anticipated synergies and efficiencies and maximize the anticipated benefits of manufacture in a lower-cost country. Modine does not assume any obligation to update any of these forward-looking statements.

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